EXECUTION COPY


                       GUARANTY



          GUARANTY dated March 14, 1997 made by The
Aegis Consumer Funding Group, Inc., a Delaware corporation
(the "Guarantor"), in favor of the Lenders (as defined in the Loan and Security Agreement referred to below).


                 PRELIMINARY STATEMENT

          III Finance Ltd., a Cayman Islands company
("Finance") and III Global Ltd., a Cayman Islands company ("Global" and together with Finance, the "Lenders") are party to the Loan and Security Agreement dated as of March 14, 1997
(said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Loan and Security Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with Aegis Auto Finance, Inc., a Delaware corporation (the "Borrower"). It is a condition precedent to the making of Loans under the Loan and Security Agreement that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the
premises and in order to induce the Lenders to make the Loans under the Loan and Security Agreement, the Guarantor hereby agrees as follows:

          Section 1.  Guaranty.  The Guarantor hereby
unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Loan and Security Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lenders or any other Person under the Loan and Security Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          Section 2.  Guaranty Absolute.  The Guarantor
guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan and Security
Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other party under the Loan and Security Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other party or whether the Borrower or any other party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of the Loan and Security Agreement or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Loan and Security Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Affiliates or otherwise;

          (c)  any taking, exchange, release or non-
     perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed
     Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations under the Loan and Security Agreement or any other assets of the Borrower or any of its Affiliates; or

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Affiliates.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          Section 3.  Waivers and Acknowledgments.  (a)
The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lenders protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

          (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c)  The Guarantor acknowledges that it will
receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan and Security Agreement and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          Section 4.  Subrogation.  The Guarantor will not
exercise any rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lenders against the Borrower or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed
Obligations and all other amounts payable under this Guaranty shall have been paid in full in accordance with the terms of the Loan and Security Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan and Security Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Termination Date shall have occurred, the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

          Section 5.  Representations and Warranties.  The
Guarantor hereby represents and warrants as follows:

          (a)  The Guarantor (i) is a corporation duly
     organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on the business or properties, taken as a whole, or the condition, financial or otherwise, of the Guarantor (a "Material Adverse Effect"), and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Guarantor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange
     Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control
     Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor, any of its subsidiaries or any of its or their properties, the effect of which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan and Security Agreement, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor or any of its subsidiaries. The Guarantor is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of this Guaranty, and (ii) the exercise by the Lenders of their rights under this Guaranty.

          (d) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

          (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (f) The Guarantor has, independently and without reliance upon the Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

          Section 6.  Amendments, Etc.  No amendment or
waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 7. Notices, Etc. All notice and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by overnight courier of nationally recognized standing to it, if to the Guarantor, addressed to 525 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310, Attention: Gary D. Peiffer,
General Counsel, if to the Lenders, at their addresses specified in the Loan and Security Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 7. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, addressed as aforesaid.

          Section 8.  No Waiver, Remedies.  No failure on
the part of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.  Indemnification.  Without limitation on
any other Guaranteed Obligations of the Guarantor or remedies of the Lenders under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each of the Lenders from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursement of the Lenders' legal counsel) suffered or incurred by the Lenders as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

          Section 10.  Continuing Guaranty; Assignments
under the Loan and Security Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns.

          Section 11.  Governing Law; Jurisdiction.  This
Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has
caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                         THE AEGIS CONSUMER
FUNDING GROUP, INC.



                         By:
_____________________________________
                                Name:
_______________________________
                                Title:
________________________________


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